UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of The Securities Exchange Act of 1934

Date of Report – October 5, 2018

(Date of earliest event reported)

THL Credit, Inc.

(Exact name of registrant as specified in its charter)

Delaware	814-00789	27-0344947
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Federal Street, 31st Floor, Boston, MA 02110

(Address of principal executive offices, including zip code)

(800) 450-4424

(Registrant’s phone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 5, 2018, THL Credit, Inc. (the “Company”) and U.S. Bank National Association (“Trustee”) entered into a Third Supplemental Indenture (the “Third Supplemental Indenture”) to the Indenture (the “Indenture”), dated as of November 18, 2014, between the Company and the Trustee. The Third Supplemental Indenture relates to the Company’s issuance, offer and sale of $50,000,000 aggregate principal amount of its 6.125% Notes due 2023 (the “Notes”). The Company also granted the underwriters a 30-day option to purchase up to an additional $7.5 million in aggregate principal amount of the Notes to cover overallotments, if any.

The Notes will mature on October 30, 2023. The Notes bear interest at a rate of 6.125% per year payable on March 30, June 30, September 30 and December 30 of each year, commencing December 30, 2018. The Notes are direct unsecured obligations of the Company.

The Notes may be redeemed in whole or in part at any time or from time to time at the Company’s option on or after October 30, 2021, at a redemption price of 100% of the outstanding principal amount thereof plus accrued and unpaid interest payments otherwise payable for the then-current quarterly interest period accrued to but not including the date fixed for redemption.

The Company intends to use the net proceeds from this offering, together with other available funds, to repay certain of its indebtedness, including the redemption of its outstanding 6.75% Notes due 2021 and/or the repayment of a portion of the outstanding indebtedness under its revolving credit facility.

The Indenture, as supplemented by the Third Supplemental Indenture, contains certain covenants including covenants requiring the Company to comply with Section 18(a)(1)(A) as modified by Section 61(a) of the Investment Company Act of 1940, as amended (“the 1940 Act”), or any successor provisions, whether or not the Company continues to be subject to such provisions of the 1940 Act, but giving effect, in either case, to any exemptive relief granted to us by the U.S. Securities and Exchange Commission, and to provide financial information to the holders of the Notes and the Trustee if the Company should no longer be subject to the reporting requirements under the Securities Exchange Act of 1934. These covenants are subject to important limitations and exceptions that are described in the Indenture, as supplemented by the Third Supplemental Indenture.

The Notes were offered and sold pursuant to the Registration Statement on Form N-2 (File No. 333-217217), the preliminary prospectus supplement filed with the Securities and Exchange Commission on October 2, 2018 and the pricing term sheet filed with the Securities and Exchange Commission on October 2, 2018. The transaction closed on October 5, 2018.

The Company may maintain banking relationships in the ordinary course of business with the Trustee and its affiliates.

The foregoing descriptions of the Third Supplemental Indenture and the Notes do not purport to be complete and are qualified in their entirety by reference to the full text of the Third Supplemental Indenture and the Notes, respectively, each filed as exhibits hereto and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant.

The disclosures set forth in Item 1.01 pertaining to the Notes are incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

4.1	Third Supplemental Indenture, dated as of October 5, 2018, between the Registrant and U.S. Bank National Association (Incorporated by reference to Exhibit d.12 to the Registrant’s Post-Effective Amendment No. 3 to the Registration Statement under the Securities Act of 1933, as amended, on Form N-2 filed on October 5, 2018).

4.2	Form of 6.125% Note due 2023 (contained in the Third Supplemental Indenture filed as Exhibit 4.1 hereto).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THL CREDIT, INC.

Date:	October 5, 2018	/s/ Terrence W. Olson
Terrence W. Olson
Chief Financial Officer, Chief Operating Officer & Treasurer